UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event
reported): September 29, 2006

CWHEQ Home Equity Loan Trust, Series 2006-H
(Exact name of the issuing entity)
Commission File Number of the issuing entity: 333-132375-10

CWHEQ, INC.
(Exact name of the depositor as specified in its charter)
Commission File Number of the depositor: 333-132375

Countrywide Home Loans, Inc.
(Exact name of the sponsor as specified in its charter)

Delaware	87-0698310
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

4500 Park Granada Calabasas, California	91302
(Address of Principal Executive Offices of the Depositor)	(Zip Code)

The depositor’s telephone number, including area code (818) 225-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 40.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8.

Item 8.01. Other Events.

Description of the Mortgage Pool*

CWHEQ, Inc. (the “Company”) entered into a Sale and Servicing Agreement dated as of September 29, 2006 (the “Sale and Servicing Agreement”), by and among the Company, as depositor, Countrywide Home Loans, Inc., as sponsor and master servicer, and JPMorgan Chase Bank, N.A., as indenture trustee, providing for the issuance of the Company’s Revolving Home Equity Loan Asset Backed Notes, Series 2006-H.

The tables attached hereto as Exhibit 99.1 describe characteristics of the final mortgage pool following the transfer to the Issuing Entity of all Subsequent Mortgage Loans during the Funding Period and as of the related Cut-off Date. All percentages set forth below have been calculated based on the principal balance of the Mortgage Loans in the final mortgage pool as of the related Cut-off Date. The sum of the columns may not equal the respective totals due to rounding.

____________________________
*
Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Prospectus dated September 20, 2006, and the Prospectus Supplement dated September 28, 2006 of CWHEQ, Inc., relating to its Revolving Home Equity Loan Asset Backed Notes, Series 2006-H.

Section 9	Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(a)	Financial statements of business acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Exhibits.

99.1 Characteristics of Final Mortgage Pool.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CWHEQ, Inc.

By:	/s/ Darren Bigby
Name: Darren Bigby
Title Vice President

Dated: December 19, 2006

Exhibit Index

Exhibit No. Description

99.1   Characteristics of Final Mortgage Pool